Exhibit 31.2

CERTIFICATION

I, Robert T. Zahradnik, certify that:

1.	I have reviewed this amended quarterly report on Form 10-QSB of Oragenics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 29, 2006	/s/ Robert T. Zahradnik
Robert T. Zahradnik
Interim Chief Financial Officer